Sublease Agreement

THIS LEASE is made this 1st day of September, 2013, by and between Ireland, Inc., (hereinafter referred to as "Lessor"), and Searchlight Minerals, (hereinafter referred to as Lessee").

WITNESSETH: That the said Lessor hereby leases and demises unto the said Lessee the following described premises:

Two office suites located at:

2360 W. Horizon Ridge Parkway,

Suite 100

Henderson, Nevada 89052

TO HAVE AND TO HOLD the premises from the 1st day of September, 2013, for the term of Two Years thereafter, the said Lessee paying to the Lessor the monthly rent of Two thousand eight hundred and nineteen ($2,819.00) Dollars being due on the first day of the month through the period ending August 31, 2104. For the period beginning September 1, 2014 through August 31, 2015, the monthly rent will be One thousand six hundred and sixty seven ($1,667.00) Dollars being due on the first day of the month.

1. The Lessee hereby covenants with the Lessor that the Lessee will pay the rent herein reserved at the times and in the manner aforesaid. Should said rent herein provided for at any time remain due and unpaid for a period of ten days after the same shall have become due, the said Lessor may at Lessor's option, consider the said Lessee a tenant at sufferance and immediately re-enter upon the premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may be immediately collected by distress or otherwise. The Lessee will not use or permit the premises to be used for any illegal or improper purposes, nor permit the disturbance, noise or annoyance whatsoever, detrimental to the premises or to the comfort of the other habitants of said building or its neighbors; and will not sublet or assign this lease nor any part thereof without the written consent of the Lessor.

2. The Lessee will keep the interior or the premises, and all windows, doors, fixtures, interior walls, pipes, and other appurtenances, in good and substantial repair and in clean condition, damage by fire or storm excepted; and will exercise all reasonable care in the use of halls, stairs, bathrooms, closets, and other fixtures and parts of the premises used in common with other tenants in said building which may be necessary for the preservation of the property and the comfort of the other tenants; and will also permit the Lessor or Lessor's agents or employees, at all reasonable times, to enter into the premises and inspect the conditions thereof, and make such repairs as may be necessary; and will at the expiration of said term, without demand, quietly and peaceably deliver up the possession of the said premises in good state and condition, damage or destruction by fire or storm excepted.

3. Services and uses included in the monthly rent are as follows:

Exclusive right to occupy the Leased Space.

Non-exclusive right to utilize all common areas.

Use of Conference Room on a reservation basis

Utilities.

Janitorial services

Photocopying

Facsimile reception/transmission

4. The Lessor hereby covenants with the Lessee upon the performance by the Lessee of the covenants hereinbefore set forth, that the Lessor will, during the continuance of said term, keep all the external parts of the premises in good repair; that in case the said building and premises or any part thereof, shall at any time be destroyed or so damaged by fire or storm as to render same unfit for occupation or use, said Lessor shall have the option to terminate this Lease, or to repair and rebuild the premises refunding the rents hereby reserved, or a fair and just portion thereof, according to the damage sustained, until the said premises are repaired and fit for occupancy and use; and that the Lessee may quietly hold and enjoy the premises without any interruption by the Lessor or any person claiming under the Lessor.

5. The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Clark County, State of Nevada. No action hereunder may be commenced if more than one year after the cause of action giving rise thereto has elapsed.

6. Tenant hereby waives any and all right to assert affirmative defenses or counterclaims in any eviction action instituted by Landlord with the exception of an affirmative defense based upon payment of all amounts claimed by Landlord not to have been paid by Tenant. Any other matters may only be advanced by a separate suit instituted by Tenant.

7. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

8. To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals this 1st day of September, 2013.

Signed, sealed and delivered

In the presence of:

/s/ Douglas Birnie

"Lessor"

Douglas Birnie

Ireland, Inc.

/s/ Carl Ager

"Lessee"

Carl Ager

Searchlight Minerals